U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016

GRAND PERFECTA, INC.

(Exact name of registrant as specified in its charter)

000-55423

(Commission File No.)

Nevada (State or other jurisdiction of incorporation or organization)	46-1779352 (IRS Employer Identification No.)

21st Floor, South Tower, New Pier Takeshiba
1-16-1, Kaigan, Minato-ku, Tokyo, Japan

(Address of principal executive offices)

+81-3-3436-4577

(Registrant’s telephone number)

Not applicable

(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement

Grand Perfecta, Inc., (the “Company”), and Europlus International Ltd. (“Europlus”), are parties to the Debenture in the principal amount of Two Hundred Million Japanese Yen (¥200,000,000) dated March 5, 2015 (the “Debenture”). On March 2, 2016, the Company and Europlus entered into an amendment to the Debenture under which the parties agreed that:

•	The payment of Thirty Million Japanese Yen (¥30,000,000), made by the Company to Europlus on February 26, 2016, would be applied to reduction of the original principal amount of the Debenture; and
•	The date of maturity of the Debenture is extended from March 5, 2016, to September 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grand Perfecta, Inc.

Date: March 8, 2016	By: /s/ Masashi Takegaki
Masashi Takegaki, Chief Financial Officer